UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2020

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	001-08675	81-0305822
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

P.O. Box 643, Thompson Falls, Montana
(Address of principal executive offices)

59873
(Zip code)

(406) 827-3523
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]
Securities registered pursuant to Section 12(b) of the Act:

Item 1.01.
Entry into a Material Definitive Agreement

On July 23, 2020, United States Antimony Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with investors to raise $2,010,000.30 at a price of $0.35 per unit in a private placement. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. Each warrant has an exercise price of $0.46 per share, is exercisable six months following issuance and has a term of five and one-half years following issuance (“Warrant”). The total shares of common stock purchased is 5,742,858 and the total shares reserved for the Warrants is 5,742,858. After the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $1,825,000. The offering is expected to close on or about July 27, 2020, subject to customary closing conditions.

As part of the transaction, the Company and Investors also entered into a Registration Rights Agreement (the “RR Agreement”), whereby the shares of common stock and the shares of common stock underlying the Warrants are subject to registration rights pursuant to the terms and conditions of the RR Agreement and Agreement.

The foregoing descriptions of the Agreement, the Warrants, the RR Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the forms of Agreement, the Warrants, and the RR Agreement, copies of which are filed as exhibits hereto and are hereby incorporated by reference.

Item 3.02.
Unregistered Sales of Equity Securities

Pursuant to the private placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company sold the Shares and Warrant Shares to institutional investors in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the Shares and Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares and Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01.
Other Events

In a press release issued on July 23, 2020, United States Antimony Corporation announced the agreement relating to the private placement of its shares and warrants. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement, dated July 23, 2020, between UnitedStates Antimony Corporation and the Investors.
4.2	Form of Registration Rights Agreement, dated July 23, 2020, between UnitedStates Antimony Corporation and the Investors.
4.3	Form of Common Stock Purchase Warrant
99.1	Press release issued by United States Antimony Corporation dated July 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: July 24, 2020	By:	/s/ Alicia Hill
Alicia Hill
Corporate Secretary, Treasurer